Exhibit 3.2

FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

10X GENOMICS, INC.

The present name of the corporation is 10x Genomics, Inc. (the “Corporation”). The Corporation was incorporated under the name “Avante Biosystems, Inc.” by the filing of its original certificate of incorporation (as amended and/or restated prior to the effectiveness of this Restated Certificate of Incorporation, the “Original Certificate of Incorporation”) with the Secretary of State of the State of Delaware on July 2, 2012. This Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Restated Certificate of Incorporation”), which amends, restates and integrates the provisions of the Original Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Original Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Section 1.1.    Name. The name of the Corporation is 10x Genomics, Inc.

ARTICLE II

Section 2.1.    Address. The registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Zip Code 19904; and the name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

ARTICLE III

Section 3.1.    Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

Section 4.1.    Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 1,200,000,000 shares, divided into three classes as follows: (i) 100,000,000 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”), (ii) 1,000,000,000 shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”), and (iii) 100,000,000 shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Restated Certificate of Incorporation (including any Preferred Stock Designation (as defined below)).

Section 4.2.    Reclassification. Upon the effectiveness of this Restated Certificate of Incorporation: (i) each share of Class A Common Stock (as defined in the Original Certificate of Incorporation) outstanding immediately prior to the effectiveness of this Restated Certificate of Incorporation (the “Old Class A Common Stock”) shall be reclassified as one share of Class B Common Stock (as defined herein) and the outstanding shares of Preferred Stock (as defined in the Original Certificate of Incorporation) that were convertible into shares of Old Class A Common Stock immediately prior to the effectiveness of this Restated Certificate of Incorporation shall become convertible into shares of Class B Common Stock and (ii) each share of Class B Common Stock (as defined in the Original Certificate of Incorporation) outstanding immediately prior to the effectiveness of this Restated Certificate of Incorporation (the “Old Class B Common Stock”) shall be reclassified as one share of Class A Common Stock (as defined herein From and after the effective time of this Restated Certificate of Incorporation, (i) certificates representing any shares of Old Class A Common Stock shall represent the number of whole shares of Class B Common Stock into which such shares of Old Class A Common Stock shall have been reclassified pursuant to this paragraph and (ii) certificates representing any shares of Old Class B Common Stock shall represent the number of whole shares of Class A Common Stock into which such shares of Old Class B Common Stock shall have been reclassified pursuant to this paragraph. There shall be no fractional shares of Class A Common Stock or Class B Common Stock in connection with the foregoing reclassification. In lieu thereof, the Corporation shall pay to each holder otherwise entitled to receive any such fraction an amount equal to the fair value thereof, as determined in good faith by the Board of Directors.

Section 4.3.    Preferred Stock.

(A)    The board of directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting, either full, limited or no voting powers), preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

(B)    Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any Preferred Stock Designation).

Section 4.4.    Common Stock.

(A)    Voting Rights.

(1)    Each holder of record of Class A Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders are entitled to vote generally; provided, however, that to the fullest extent permitted by law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more series of outstanding Preferred Stock if the holders of such affected series are entitled, either separately as a series or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(2)    Each holder of record of Class B Common Stock, as such, shall be entitled to ten (10) votes for each share of Class B Common Stock held of record by such holder on all matters on which stockholders entitled to vote generally; provided, however, that to the fullest extent permitted by law, holders of Class B Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more series of outstanding Preferred Stock if the holders of such affected series are entitled, either separately as a series or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(3)    Except as otherwise provided in this Restated Certificate of Incorporation or required by applicable law, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders generally.

(B)    Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of capital stock of the Corporation, such dividends and other distributions may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(C)    Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the right, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock as to distributions upon dissolution or liquidation or winding up of the Corporation, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by each such stockholder provided, however, that shares of such Common Stock may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such liquidation, dissolution or winding up if the only difference in the per share consideration to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share of Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of a share of Class A Common Stock.

(D)    Conversion Rights of Class B Common Stock. The Class B Common Stock will be convertible into Class A Common Stock as follows:

(1)    Each share of Class B Common Stock will automatically convert into one fully paid and nonassessable share of Class A Common Stock on the Final Conversion Date (as defined below).

(2)    With respect to any holder of Class B Common Stock, each share of Class B Common Stock held by such holder will automatically be converted into one fully paid and nonassessable share of Class A Common Stock, as follows:

a.    on the affirmative written election of such holder or, if later, at the time or the happening of a future event specified in such written election (which election may be revoked by such holder prior to the date on which the automatic conversion would otherwise occur unless otherwise specified by such holder);

b.    on the occurrence of a Transfer of such share of Class B Common Stock, other than a Permitted Transfer; or

c.    with respect to Class B Common Stock held by a holder of record who is a natural person, or a Permitted Transferee or Permitted Entity of such natural person, upon the death of such natural person, provided, that solely with respect to each share of Class B Common Stock held of record by a Founder, such Founder’s Permitted Entities or by such Founder’s Permitted Transferees, upon the death or Disability of such Founder; provided, however, that, with respect to the shares of Class B Common Stock held of record by a Founder, such Founder’s Permitted Entities or such Founder’s Permitted Transferees, each share of Class B Common Stock held of record by such Founder, such Founder’s Permitted Entities or such Founder’s Permitted Transferees shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon that date which is nine (9) months after the date of death or Disability of such Founder or such later date not to exceed a total period of eighteen (18) months after the date of death or Disability of such Founder as may be approved by a majority of the Independent Directors then in office, during which period Voting Control over such Founder’s shares of Class B Common Stock (including shares of Class B Common Stock held of record by such Founder’s Permitted Entities and Permitted Transferees) shall be exercised in accordance with any proxy or voting agreement entered into in accordance with Section 4.4(D)(3)(p) of this Restated Certificate of Incorporation or, if no such proxy or voting agreement is in place at the time of such death or Disability, a person (including a person serving as trustee) previously designated by the Founder and approved by the Board may exercise Voting Control over the Founder’s shares of Class B Common Stock (including shares of Class B Common Stock held of record by such Founder’s Permitted Entities and Permitted Transferees).

(3)    Definitions. For purposes of this Section 4.4, the following definitions apply;

a.    “Acquisition” means (A) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Corporation immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its Parent) immediately after such consolidation, merger or reorganization (provided that, for the purpose of this Section 4.4(D)(3)(a), all stock, options, warrants, purchase rights or other securities exercisable for or convertible into Common Stock outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of capital stock are converted or exchanged); or (B) any transaction or series of related transactions to which the Corporation is a party in which shares of the Corporation are transferred such that in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof.

b.    “Asset Transfer” means a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation.

c.    “Board” means the Board of Directors of the Corporation.

d.    “Disability” or “Disabled” means, with respect to a Founder, the permanent and total disability of such Founder such that such Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner jointly selected by a majority of the Independent Directors and such Founder; provided that, if such Founder is incapable of selecting a licensed physician, then such Founder’s spouse shall make the selection on behalf of such Founder, or in the absence or incapacity of such Founder’s spouse, such Founder’s adult children by majority vote shall make the selection on behalf of such Founder, or in the absence of adult children of such Founder or their inability to act by majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by such Founder and which holds more shares of all classes of capital stock of the Corporation than any other revocable living trust created by such Founder shall make the selection on behalf of such Founder, or in absence of any such successor trustee, the legal guardian or conservator of the estate of such Founder shall make the selection on behalf of such Founder.

e.    “Final Conversion Date” means:

(i)    the date on which the number of outstanding shares of Class B Common Stock represents less than two percent (2%) of the aggregate number of shares of the then outstanding Common Stock; or

(ii)    the date that is nine months after the death or Disability of the last to die or become Disabled of the Founders, provided, that such date may be extended but not for a total period of longer than eighteen (18) months from the last applicable death or Disability to a date approved by a majority of the Independent Directors then in office.

f.    “Founder” means either Benjamin J. Hindson, Kevin Ness or Serge Saxonov.

g.    “Founder to Founder Transfer” means with respect to a Founder, a Transfer from such Founder, from such Founder’s Permitted Entities or from such Founder’s Permitted Transferees (collectively, the “Transferring Founder”) to the other Founder, the other Founder’s Permitted Entities or the other Founder’s Permitted Transferees (collectively, the “Transferee Founder”).

h.    “Independent Directors” means the members of the Board designated as independent directors in accordance with the Listing Standards.

i.     “Liquidation Event” means any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any Acquisition or Asset Transfer.

j.    “Listing Standards” means (i) the requirements of any national stock exchange under which the Corporation’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon or (ii) if the Corporation’s equity securities are not listed for trading on a national stock exchange, the requirements of the New York Stock Exchange generally applicable to companies with equity securities listed thereon.

k.    “Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

l.    “Permitted Entity” means, with respect to any Qualified Stockholder, any trust, account, plan, corporation, partnership or limited liability company specified in Section 4.4(D)(3)(m)(ii) with respect to such Qualified Stockholder, so long as such Permitted Entity meets the requirements of the exception set forth in Section 4.4(D)(3)(m) applicable to such Permitted Entity; provided, however, that for purposes of Section 4.4(D)(2)(c) a Transferee Founder that receives shares of Class B Common Stock in a Founder to Founder Transfer shall not be a Permitted Entity of the Transferring Founder but shall instead be deemed the original owner of such shares under this Restated Certificate of Incorporation.

m.    “Permitted Transfer” means

(i)    with respect to any Founder, a Transfer from such Founder, from such Founder’s Permitted Entities or from such Founder’s Permitted Transferees, to such Founder’s estate as a result of such Founder’s death;

(ii)    any Transfer of a share of Class B Common Stock by a Qualified Stockholder to any of the Permitted Entities listed below and from any of the Permitted Entities listed below to such Qualified Stockholder or to such Qualified Stockholder’s other Permitted Entities:

a.    a trust for the benefit of such Qualified Stockholder or persons other than the Qualified Stockholder so long as a Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided that in the event a Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each such share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

b.    a trust under the terms of which a Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code or a reversionary interest so long as a Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event a Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each such share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

c.    an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each such share of Class B Common Stock convert into one (1) fully paid and nonassessable share of Class A Common Stock;

d.    a corporation in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Qualified Stockholder no longer owns sufficient shares or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each such share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

e.    a partnership in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Qualified Stockholder no longer owns sufficient partnership interests or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each such share Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

f.    a limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Qualified Stockholder no longer owns sufficient membership interests or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each such share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

g.    For the avoidance of doubt, to the extent any shares are deemed to be held by a trustee of a trust described in (a) or (b) above, the Transfer shall be a Permitted Transfer and the trustee shall be deemed a Permitted Entity so long as the other requirements of (a) or (b) above are otherwise satisfied; and

(iii)    A Founder to Founder Transfer.

n.    “Permitted Transferee” means a transferee of shares of Class B Common Stock, or rights or interests therein, received in a Transfer that constitutes a Permitted Transfer, provided, however, that for purposes of Section 4.4(D)(2)(c) a Transferee Founder that receives shares of Class B Common Stock in a Founder to Founder Transfer shall not be a Permitted Transferee of the Transferring Founder but shall instead be deemed the original owner of such shares under this Restated Certificate of Incorporation.

o.    “Qualified Stockholder” means (i) any registered holder of a share of Class B Common Stock immediately after the IPO Date and (ii) a Permitted Transferee.

p.    “Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise. A “Transfer” will also be deemed to have occurred with respect to all shares of Class B Common Stock beneficially held by an entity that is a Qualified Stockholder, if after the IPO Date there is a Transfer of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, such that the previous holders of such voting power no longer retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity. Notwithstanding the foregoing, the following will not be considered a “Transfer”:

(i)    granting a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board;

(ii)    entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement (1) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (2) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (3) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii)    pledging shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time;

(iv)    granting a proxy by a Founder, such Founder’s Permitted Entities or such Founder’s Permitted Transferees to the other Founder to exercise Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record, by such Founder, such Founder’s Permitted Entities or such Founder’s Permitted Transferees, and the exercise of such proxy by such other Founder;

(v)    granting a proxy by a Founder, such Founder’s Permitted Entities or such Founder’s Permitted Transferees to a person designated by such Founder and approved by a majority of the Independent Directors then in office, to exercise Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record, by such Founder, such Founder’s Permitted Entities or such Founder’s Permitted Transferees, or over which such Founder has Voting Control pursuant to proxy or voting agreements then in place, effective either (i) on the death of such Founder or (ii) during any Disability of such Founder, including the exercise of such proxy by such person;

(vi)    granting a proxy to, or entering into a voting arrangement with, one or more Founders to exercise Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record by any holder of Class B Common Stock in a form approved by a majority of the Independent Directors then in office;

(vii)    entering into a trading plan pursuant to Rule 10b5-1 under the Exchange Act (defined below), with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;

(viii)    the fact that the spouse of any Qualified Stockholder possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer”; and

(ix)    entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event, provided that such Liquidation Event was approved by a majority of the Independent Directors then in office.

q.    “Voting Control” means, with respect to a share of capital stock or other security, the power (whether exclusive or shared) to vote or direct the voting of such security, including by proxy, voting agreement or otherwise.

r.    “Whole Board” means the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships.

(4)    Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock into Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. Notwithstanding anything to the contrary herein or otherwise, if any stockholder fails to comply with such procedures, the Corporation may direct that all such shares of Class B Common Stock held by such stockholder be converted into Class A Common Stock on the terms provided herein. A determination by the Corporation as to whether or not a Transfer has occurred and results in a conversion to Class A Common Stock shall be conclusive and binding.

(5)    Immediate Effect. In the event of and upon a conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to Section 4.4(D) such conversion shall be deemed to have been made, as applicable, at the time that the Transfer of shares, death or Disability, as applicable, occurred, or immediately upon the Final Conversion Date, or in the case of a conversion pursuant to Section 4.4(D)(2)(a) or 4.4(D)(4) the date described therein, subject in all cases to any transition periods specifically provided for in this Restated Certificate of Incorporation. Upon any conversion of Class B Common Stock into Class A Common Stock in accordance with this Restated Certificate of Incorporation, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

(6)    Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock into such number of shares as will be sufficient for such purpose.

(7)    No Reissuance of Class B Common Stock. No share or shares of Class B Common Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

(8)    Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder.

(9)    Class B Protective Provisions. Prior to the Final Conversion Date, the Corporation shall not, without the prior affirmative vote (either at a meeting or by written election) of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Restated Certificate of Incorporation:

a.    directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of this Restated Certificate of Incorporation inconsistent with, or otherwise alter, any provision of this Restated Certificate of Incorporation that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Common Stock;

b.    reclassify any outstanding shares of Class A Common Stock into shares of any class or series of stock having rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to have more than one (1) vote for each share thereof or amend this Restated Certificate of Incorporation to so provide;

c.    issue any shares of Class B Common Stock (other than shares of Class B Common Stock originally issued by the Corporation after the IPO Date pursuant to the exercise or conversion of options or warrants or settlement of RSUs that, in each case, are outstanding as of the IPO Date);

d.    authorize, or issue any shares of, any class or series of capital stock of the Corporation having the right to more than (1) vote for each share thereof; provided, however, that this clause (d) shall not prevent the adoption of a customary stockholder rights plan or the issuance of securities under such plan; or

e.    consummate a Liquidation Event.

ARTICLE V

Section 5.1.    Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal, in whole or in part, the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE VI

Section 6.1.    Board of Directors.

(A)    Except as otherwise provided in this Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any Preferred Stock Designation) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the Whole Board (as defined in Section 4.4(D) of Article IV) shall be determined from time to time exclusively by resolution adopted by the majority of the Board. The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Class A Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. Commencing with the first annual meeting following the IPO Date, the directors of the class to be elected at each annual meeting shall be elected for a three year term. If the total number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office. The Board is authorized to assign members of the Board already in office to their respective class.

(B)    Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office (other than directors elected subject to the rights granted to the holders of any one or more series of Preferred Stock, as the case may be) until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(C)    Directors of the Corporation need not be elected by written ballot unless the Bylaws shall so provide.

(D)    Directors of the Corporation (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed from office, solely for cause, by the affirmative vote of two-thirds of the voting power of the outstanding stock of the Corporation entitled to vote thereon.

(E)    No stockholder of any class of stock of the Corporation shall be entitled to cumulate votes at any election of directors of the Corporation.

(F)    During any period when the holders of any series of Preferred Stock have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

ARTICLE VII

Section 7.1.    Meetings of Stockholders. Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of the Corporation then in office; provided, however, that any action required or permitted by the Preferred Stock Designation relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE VIII

Section 8.1.    Limited Liability of Directors. No director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this Article VIII shall eliminate or reduce the effect thereof in respect of any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment or repeal.

ARTICLE IX

Section 9.1.    Severability. If any provision or provisions of this Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.

ARTICLE X

Section 10.1.    Amendments. Except as provided in Article VIII above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of two-thirds (2/3) of the then outstanding shares of capital stock voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Restated Certificate of Incorporation inconsistent with, Article IV, Article VI or this Article X of this Restated Certificate of Incorporation (except in either case by virtue of a filing of a Preferred Stock Designation, but subject to any vote required by law or by other provisions of this Restated Certificate of Incorporation with respect to such Preferred Stock Designation).

*                *                 *

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by [_______________], its [_______________], this [____] day of [_________], 2019.

10X GENOMICS, INC.

By:
Name: [__________]
Title: [__________]